Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Reports Strong Sequential and Year-over-Year Sales Growth and Solid Cash Generation in Fourth Quarter 2020

•	End markets continue to rebound with agriculture, marine and health/wellness leading the way
•	New customer wins in the fourth quarter drive end market diversification
•	Adjusted EBITDA* margins consistent with prior year even through pandemic
•	Strong sales growth anticipated for 2021 Outlook; margins expected to remain strong despite significant investments to propel growth
•	Debt repayment remains a priority supported by strong cash flow

SARASOTA, FL, March 1, 2021 — Helios Technologies, Inc. (Nasdaq: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today reported financial results for the fourth quarter and full year 2020 ended January 2, 2021. Results include the acquisition of BWG Holdings I Corp. (known as “Balboa Water Group” or “Balboa acquisition”) on November 6, 2020.

Josef Matosevic, the Company’s President and Chief Executive Officer, commented, “We ended the year on a strong note with all businesses exceeding our expectations in revenue and profitability. The Helios team worked extremely hard through a very challenging macro environment in 2020 and drove excellent results and superior shareholder return. We realized strong demand across a number of our markets, especially in agriculture, marine and health and wellness. The Balboa acquisition also exceeded our expectations in their first two months as part of the Helios family.

Over the last couple quarters, we have talked about diversifying our end markets. We are pleased to report that we have already won our first diversified markets customer with product offerings in the hydraulics segment and over time expanding into the electronics segment. We continue to pursue additional opportunities to diversify.”

He continued, “As we enter 2021, we are investing in expanding capacity as well as manufacturing and productivity improvements. Importantly, we are confident that we can keep driving growth and delivering improved margins over time. Our cash generation remains robust and we are focused on maintaining financial flexibility to support our flywheel acquisition strategy. In fact, we continued to de-lever our balance sheet.  In the fourth quarter, we were able to pay down debt and achieve net leverage of 3.0x1, significantly better than anticipated at the time of the Balboa acquisition.”

*Adjusted EBITDA is a non-GAAP measure.  See comments regarding forward-looking non-GAAP measures in the Forward-Looking

Information statement of this release.

1 On a pro-forma basis for Balboa Water Group

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

Fourth Quarter 2020 Consolidated Results

($ in millions, except per share data)	Q4 2020	Q4 2019	Change		% Change
Net sales	$151.6	$125.9	$25.7		20%
Gross profit	$52.7	$47.4	$5.3		11%
Gross margin	34.8%	37.7%	(290)	bps
Operating income	$10.4	$18.8	$(8.4)		(45%)
Operating margin	6.9%	14.9%	(800)	bps
Non-GAAP adjusted operating margin	18.8%	18.5%	30	bps
Net income	$5.6	$13.8	$(8.2)		(60%)
Diluted EPS	$0.17	$0.43	$(0.26)		(60%)
Non-GAAP cash net income	$19.2	$17.2	$2.0		12%
Non-GAAP cash EPS	$0.60	$0.54	$0.06		11%
Adjusted EBITDA	$35.1	$29.2	$5.9		20%
Adjusted EBITDA margin	23.2%	23.2%	-	bps

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization, and certain non-recurring charges) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•	Sales reflected improving demand across all markets, in particular agriculture and marine, and the Balboa acquisition, which contributed $26.1 million in the fourth quarter.
•	Foreign currency translation adjustment on sales: $3.8 million favorable.

Profits and margins

•

Gross profit and margin drivers: gross profit included $1.9 million of inventory step-up amortization related to the Balboa acquisition, a (120) basis-point impact to margin. Gross profit and margin were also influenced by mix of products sold, the business model of the Balboa acquisition, which has lower gross margin but higher operating margin, as well as the increasing freight costs and constraints with the supply chain and labor affecting productivity.

•

Selling, engineering and administrative (“SEA”) expenses: as a percentage of sales, increased 290 basis points, reflecting both the business model of the Balboa acquisition and continued cost containment initiatives which were offset by $7.1 million of acquisition- and financing-related costs and $0.4 million of integration costs and officer transition.

•	Amortization of intangible assets: $8.8 million was up from $4.5 million in the prior year reflecting the acquisition.

Non-operating items

•	Net interest expense: $4.7 million in the quarter, up $1.5 million compared with the prior-year period due to increased debt balances.

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

•

Effective tax rate: 22.4% compared with 18.1% in the prior-year period driven by favorable tax incentives in the prior-year period, while the fourth quarter 2020 rate was affected by one-time non-deductible costs incurred during the Balboa acquisition.

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•	GAAP net income and earnings per share: $5.6 million $0.17 per share.
•	Non-GAAP cash earnings per share: $0.60 compared with $0.54 last year on better-than-expected performance of the Balboa acquisition.
•	Adjusted EBITDA margin: unchanged at 23.2% compared with the prior-year period.

Full Year 2020 Consolidated Results

($ in millions, except per share data)	2020	2019	Change		% Change
Net sales	$523.0	$554.7	$(31.7)		(6%)
Gross profit	$196.2	$212.3	$(16.1)		(8%)
Gross margin	37.5%	38.3%	(80)	bps
Operating income	$35.4	$90.1	$(54.7)		(61%)
Operating margin	6.8%	16.2%	(940)	bps
Non-GAAP adjusted operating margin	19.5%	20.3%	(80)	bps
Net income	$14.2	$60.3	$(46.1)		(76%)
Diluted EPS	$0.44	$1.88	$(1.44)		(77%)
Non-GAAP cash net income	$71.9	$77.7	$(5.8)		(7%)
Non-GAAP cash EPS	$2.24	$2.43	$(0.19)		(8%)
Adjusted EBITDA	$121.2	$131.1	$(9.9)		(8%)
Adjusted EBITDA margin	23.2%	23.6%	(40)	bps

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization, and certain non-recurring charges) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•

The majority of the change in sales reflected the effect on demand from the COVID-19 pandemic, including government-mandated operational closure in Italy and global shelter-at-home orders, somewhat offset by the Balboa acquisition.

•	Foreign currency translation adjustment on sales: $2.0 million favorable.

Profits and margins

•	Gross profit and margin drivers: gross margin was affected by lower volume and a (40) bps impact from inventory step-up amortization related to the Balboa acquisition.
•

SEA expenses: $106.8 million, or 20.4% of sales and included $7.3 million in acquisition- and finance-related costs, $2.6 million in officer transition costs and approximately $1.9 million incremental SEA expenses from the Balboa acquisition.

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

•	Amortization of intangible assets: $22.1 million compared with $18.1 million in prior year.
•	Goodwill impairment charge: $31.9 million, related to Faster’s change in market outlook resulting from the COVID-19 pandemic.

Non-operating items

•	Net interest expense: $2.1 million improvement to $13.3 million from lower debt balances through most of the year.
•

Effective tax rate: 17.6%, excludes non-taxable goodwill impairment charge, and includes certain one-time benefits in the second quarter 2020 that reduced the year-to-date effective tax rate; Effective tax rate was 20.0% in 2019.

Earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•

GAAP Earnings per share: included a $31.9 million charge for goodwill impairment and $7.3 million in acquisition- and financing-costs and also reflects the effect of reduced sales volume, partially offset by cost management efforts, lower interest expense and a one-time tax benefit.

•	Non-GAAP cash earnings per share: change was similarly impacted by lower sales volume.
•

Adjusted EBITDA margin: only (40) basis point change despite the influence of the pandemic on sales volume as a result of effective cost management efforts, production efficiencies and strong margin profile of acquisition.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions, except per share data)
Hydraulics
	Q4 2020	Q4 2019	Change		% Change
Net Sales
Americas	$31.3	$36.2	$(4.9)		(14%)
EMEA	$34.4	$31.1	$3.3		11%
APAC	$37.4	$35.2	$2.2		6%
Total Segment Sales	$103.1	$102.5	$0.6		1%
Gross Profit	$37.6	$37.2	$0.4		1%
Gross Margin	36.5%	36.3%	20	bps
SEA Expenses	$18.0	$16.9	$1.1		7%
Operating Income	$19.6	$20.3	$(0.7)		(3%)
Operating Margin	19.0%	19.8%	(80)	bps

Fourth Quarter Hydraulics Segment Review

•

Higher sales were driven by increases in Europe, Middle East, Africa (“EMEA”) and Asia/Pacific (“APAC”), regions which were impacted primarily by demand from the construction and agricultural end markets. This more than offset softness in the Americas; foreign currency exchange rates had a $3.7 million favorable adjustment on sales.

•

Gross margin improved 20 basis points due to higher sales, a favorable change in sales mix, the effectiveness of the factory consolidation of the CVT facility in Florida and savings from cost containment efforts, including over-time management, decreased usage of temporary labor and inventory and supplies expense management.

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

•	The change in operating margin was driven by increased investment in R&D spend to drive future revenue growth and corporate operating costs allocated to the segment.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions, except per share data)
Electronics
	Q4 2020	Q4 2019	Change		% Change
Net Sales
Americas	$37.5	$19.5	$18.0		92%
EMEA	$4.9	$2.0	$2.9		145%
APAC	$6.1	$1.9	$4.2		221%
Total Segment Sales	$48.5	$23.4	$25.1		107%
Gross Profit	$17.0	$10.2	$6.8		67%
Gross Margin	35.0%	43.5%	(850)	bps
SEA Expenses	$8.0	$7.2	$0.8		11%
Operating Income	$9.0	$3.0	$6.0		200%
Operating Margin	18.5%	12.9%	560	bps

Fourth Quarter Electronics Segment Review

•

Sales increased as a result of the Balboa acquisition, which added $26.1 million in revenue in the fourth quarter. While demand from the marine market is increasing, sales are affected by supply chain constraints and the continued impact in other markets from the pandemic. Sales also reflect the intentional shift in customer base which involved releasing certain contractual obligations enabling broader market penetration.

•	Gross margin reflects the different business model of the Balboa acquisition, which has lower gross margins which is offset by lower SEA expense structure.
•

Operating margin of 18.5% demonstrates the business model of the Balboa acquisition, which has an inherently lower operating expense structure. SEA expenses increased due to the incremental expenses from the Balboa acquisition.

Balance Sheet and Cash Flow Review

•

Total debt increased to $462.4 million at January 2, 2021 from $300.4 million at December 28, 2019 reflecting net debt repayment of $48.3 million through the year and additional borrowings of $200 million for the acquisition.

•	Cash and cash equivalents at January 2, 2021 were $25.2 million, up $3.1 million from the end of 2019.
•

Pro-forma net debt-to-adjusted EBITDA was 3.0x at January 2, 2021 demonstrating the Company’s financial strategy to flex up leverage to support its acquisition strategy and then use cash generated from operations to pay down debt.  At the end of the fourth quarter 2020, the Company had $144.0 million available on its revolving line of credit.

•

Adjusted net cash provided by operations increased to $108.6 million in 2020 compared with $101.2 million in 2019.  The Company generated $31.5 million of cash from operations in the fourth quarter compared with from $39.6 million in the prior-year period.

•

Capital expenditures were $14.6 million, or approximately 3% of sales demonstrating the focus on cash preservation in light of the influence of COVID-19 on economic conditions.  The Company expects to return to its more normalized capital investment level of approximately 5% of sales going forward.

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

•	Paid 97th sequential quarterly cash dividend on January 20, 2021.

2021 Outlook

The following provides the Company’s expectations for 2021.  This assumes constant currency rates and that markets served continue to recover from the global pandemic.

	2020 Actual	2021 Outlook
Consolidated revenue	$523 million	$675 - $705 million
Adjusted EBITDA margin	23.2%	23% - 24%
Interest expense	$13 million	$16 - $18 million
Effective tax rate*	17.6%	24% - 26%
Depreciation	$18 million	$22 - $24 million
Amortization	$22 million	$30 - $31 million
Capital expenditures	~3% of sales	~5% of sales
Non-GAAP Cash EPS	$2.24	$2.75 - $3.10
* Included certain one-time benefits in the second quarter 2020 that reduced the full year effective tax rate.

Mr. Matosevic concluded, “We are implementing augmented values streams to drive growth and profitability at Helios. We expect our recent addition of BJN Technologies and the establishment of our Center of Engineering Excellence to enable quicker integration of technology capabilities, leverage talent and know-how across the organization and open opportunities to address new markets. We believe that fully integrating these elements of our business also creates a more cohesive operation that can deliver enhanced performance and value for our customers.”

Webcast

The Company will host a conference call and webcast tomorrow, March 2, 2021 at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 12:00 p.m. ET on the day of the call through Tuesday, March 9, 2021.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13715001.  The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine, health and wellness. Helios sells its products to customers in over 85 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of  Creating the Center of

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

Engineering Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) conditions in the capital markets, including the interest rate environment and the availability of capital; (ii) the risk that the Acquisition will not be consummated in a timely manner or at all, our failure to realize the benefits expected from the Acquisition, our failure to promptly and effectively integrate the Acquisition and the ability of Helios to retain and hire key personnel, and maintain relationships with suppliers (iii) risks related to health epidemics, pandemics and similar outbreaks and similar outbreaks, including, without limitation, the current COVID-19 pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; and (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2019 and Part II, Item IA, “Risk Factors” in the Company’s Form 10-Q for the quarter ended September 26, 2020 and other filings with the Securities and Exchange Commission.

This news release will discuss some historical non-GAAP financial measures, which the Company believes are useful in evaluating its performance. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

This news release also presents forward-looking statements regarding non-GAAP Adjusted EBITDA margin. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2021 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond

Vice President, Investor Relations & Corporate Communications

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			For the Year Ended
	January 2,	December 28,		January 2,	December 28,
	2021	2019	% Change	2021	2019	% Change
	(Unaudited)	(Unaudited)

Net sales	$151,618	$125,927	20%	$523,040	$554,665	(6)%
Cost of sales	98,902	78,500	26%	326,812	342,383	(5)%
Gross profit	52,716	47,427	11%	196,228	212,282	(8)%
Gross margin	34.8%	37.7%		37.5%	38.3%

Selling, engineering and administrative expenses	33,525	24,134	39%	106,831	99,665	7%
Restructuring charges	-	-	NM	-	1,724	NM
Amortization of intangible assets	8,791	4,521	94%	22,114	18,065	22%
Loss on disposal of intangible asset	-	-	NM	-	2,713	NM
Goodwill impairment	-	-	NM	31,871	-	NM
Operating income	10,400	18,772	(45)%	35,412	90,115	(61)%
Operating margin	6.9%	14.9%		6.8%	16.2%

Interest expense, net	4,714	3,164	49%	13,286	15,387	(14)%
Foreign currency transaction (gain) loss, net	(1,237)	(938)	32%	(1,555)	(846)	84%
Other non-operating (income) expense, net	(233)	(315)	(26)%	(366)	267	(237)%
Income before income taxes	7,156	16,861	(58)%	24,047	75,307	(68)%
Income tax provision	1,605	3,052	(47)%	9,829	15,039	(35)%
Net income	$5,551	$13,809	(60)%	$14,218	$60,268	(76)%

Basic and diluted net income per common share	$0.17	$0.43	(60)%	$0.44	$1.88	(77)%

Basic and diluted weighted average shares outstanding	32,113	32,044		32,088	32,015

Dividends declared per share	$0.09	$0.09		$0.36	$0.36

NM = Not meaningful

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	January 2,	December 28,
	2021	2019
Assets
Current assets:
Cash and cash equivalents	$25,216	$22,123
Restricted cash	41	39
Accounts receivable, net of allowance for credit losses
of $1,493 and $1,131	97,623	66,677
Inventories, net	110,372	85,195
Income taxes receivable	1,103	3,196
Other current assets	19,664	15,359
Total current assets	254,019	192,589
Property, plant and equipment, net	163,177	145,854
Deferred income taxes	6,645	5,803
Goodwill	443,533	377,569
Other intangible assets, net	419,375	294,651
Other assets	10,230	5,285
Total assets	$1,296,979	$1,021,751
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$59,477	$29,730
Accrued compensation and benefits	22,985	16,898
Other accrued expenses and current liabilities	24,941	14,377
Current portion of long-term non-revolving debt, net	16,229	7,623
Dividends payable	2,891	2,884
Income taxes payable	1,489	4,941
Total current liabilities	128,012	76,453
Revolving line of credit	255,909	208,708
Long-term non-revolving debt, net	189,932	84,062
Deferred income taxes	78,864	49,290
Other noncurrent liabilities	36,472	25,602
Total liabilities	689,189	444,115
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100,000 shares authorized,
32,121 and 32,047 shares issued and outstanding	32	32
Capital in excess of par value	371,778	365,310
Retained earnings	270,320	267,658
Accumulated other comprehensive loss	(34,340)	(55,364)
Total shareholders’ equity	607,790	577,636
Total liabilities and shareholders’ equity	$1,296,979	$1,021,751

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended
	January 2,	December 28,
	2021	2019
Cash flows from operating activities:
Net income	$14,218	$60,268
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	39,695	35,215
Goodwill impairment	31,871	-
Stock-based compensation expense	5,781	5,207
Amortization of debt issuance costs	1,107	717
Benefit for deferred income taxes	(3,631)	(551)
Amortization of acquisition-related invenotry step-up	1,874	-
Forward contract losses (gains), net	5,458	(2,863)
Other, net	1,006	4,614
(Increase) decrease in operating assets, net of acquisition:
Accounts receivable	727	5,657
Inventories	570	(1,450)
Income taxes receivable	1,731	(2,459)
Other current assets	(1,856)	(4,043)
Other assets	4,030	1,772
Increase (decrease) in operating liabilities, net of acquisition:
Accounts payable	10,569	(10,750)
Accrued expenses and other liabilities	3,806	5,700
Income taxes payable	(5,127)	6,234
Other noncurrent liabilities	(3,273)	(2,057)
Contingent consideration payment in excess of acquisition date fair value	-	(10,731)
Net cash provided by operating activities	108,556	90,480
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(217,029)	-
Capital expenditures	(14,580)	(25,025)
Proceeds from dispositions of equipment	100	196
Cash settlement of forward contracts	(3,524)	2,478
Software development costs	(865)	-
Net cash used in investing activities	(235,898)	(22,351)
Cash flows from financing activities:
Borrowings on revolving credit facilities	117,565	129,951
Repayment of borrowings on revolving credit facilities	(79,609)	(176,750)
Borrowings on long-term non-revolving debt	119,727	-
Repayment of borrowings on long-term non-revolving debt	(5,958)	(5,465)
Proceeds from stock issued	1,344	1,650
Dividends to shareholders	(11,550)	(11,525)
Debt issuance costs	(1,714)	-
Payment of contingent consideration liability	(830)	(8,016)
Other financing activities	(1,234)	(1,588)
Net cash provided by (used) in financing activities	137,741	(71,743)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,304)	2,261
Net increase (decrease) in cash, cash equivalents and restricted cash	3,095	(1,353)
Cash, cash equivalents and restricted cash, beginning of period	22,162	23,515
Cash, cash equivalents and restricted cash, end of period	$25,257	$22,162

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

HELIOS TECHNOLOGIES

SEGMENT DATA

(In thousands)

(Unaudited)

	Three Months Ended		For the Year Ended
	January 2,	December 28,	January 2,	December 28,
	2021	2019	2021	2019

Sales:
Hydraulics	$103,079	$102,550	$407,192	$442,812
Electronics	48,539	23,377	115,848	111,853
Consolidated	$151,618	$125,927	$523,040	$554,665

Gross profit and margin:
Hydraulics	$37,617	$37,248	$150,312	$161,401
	36.5%	36.3%	36.9%	36.4%
Electronics	16,973	10,179	47,790	50,881
	35.0%	43.5%	41.3%	45.5%
Corporate and other	(1,874)	-	(1,874)	-
Consolidated	$52,716	$47,427	$196,228	$212,282
	34.8%	37.7%	37.5%	38.3%

Operating income and margin:
Hydraulics	$19,584	$20,275	$81,996	$86,027
	19.0%	19.8%	20.1%	19.4%
Electronics	8,963	3,016	19,363	21,994
	18.5%	12.9%	16.7%	19.7%
Corporate and other	(18,147)	(4,519)	(65,947)	(17,906)
Consolidated	$10,400	$18,772	$35,412	$90,115
	6.9%	14.9%	6.8%	16.2%

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2020 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	YTD 2020	% Change y/y
Americas:
Hydraulics	$37.3	(10%)	$34.2	(17%)	$27.7	(36%)	$31.3	(14%)	$130.5	(20%)
Electronics	21.6	(17%)	13.4	(50%)	21.4	(11%)	37.5	92%	93.9	(2%)
Consol. Americas	58.9	(13%)	47.6	(30%)	49.1	(27%)	68.8	24%	224.4	(13%)
% of total	45%		40%		40%		45%		43%
EMEA:
Hydraulics	33.5	(20%)	31.2	(15%)	32.1	1%	34.4	11%	131.2	(7%)
Electronics	2.5	0%	1.9	6%	1.5	(29%)	4.9	145%	10.8	29%
Consol. EMEA	36.0	(19%)	33.1	(14%)	33.6	(1%)	39.3	19%	142.0	(5%)
% of total	28%		28%		27%		26%		27%
APAC:
Hydraulics	$33.0	(0%)	$36.7	3%	$38.4	10%	$37.4	6%	$145.5	5%
Electronics	1.6	(11%)	1.9	12%	1.5	(17%)	6.1	221%	11.1	54%
Consol. APAC	34.6	(1%)	38.6	3%	39.9	9%	43.5	17%	156.6	7%
% of total	27%		32%		33%		29%		30%
Total	$129.5	(12%)	$119.3	(17%)	$122.6	(11%)	$151.6	20%	$523.0	(6%)

2019 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	YTD 2019	% Change y/y
Americas:
Hydraulics	$41.6	58%	$41.2	4%	$43.3	13%	$36.2	(18%)	$162.3	9%
Electronics	26.1	(13%)	26.6	(5%)	24.0	(12%)	19.5	(17%)	96.3	(12%)
Consol. Americas	67.7	20%	67.8	0%	67.3	2%	55.7	(18%)	258.6	0%
% of total	46%		47%		49%		44%		47%
EMEA:
Hydraulics	41.8	113%	36.8	(9%)	31.9	(8%)	31.1	(11%)	141.6	9%
Electronics	2.5	(7%)	1.8	(33%)	2.1	(22%)	2.0	0%	8.4	(17%)
Consol. EMEA	44.3	99%	38.6	(11%)	34.0	(9%)	33.1	(10%)	150.0	7%
% of total	30%		27%		25%		26%		27%
APAC:
Hydraulics	33.1	99%	35.7	53%	34.9	12%	35.2	9%	138.9	34%
Electronics	1.8	(5%)	1.7	(15%)	1.8	13%	1.9	12%	7.2	0%
Consol. APAC	34.9	89%	37.4	47%	36.7	12%	37.1	9%	146.1	32%
% of total	24%		26%		26%		30%		26%
Total	$146.9	51%	$143.8	6%	$138.0	2%	$125.9	(9%)	$554.7	9%

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		For the Year Ended
	January 2,	December 28,	January 2,	December 28,
	2021	2019	2021	2019
GAAP operating income	$10,400	$18,772	$35,412	$90,115
Acquisition-related amortization of intangible assets	8,791	4,521	22,114	17,924
Acquisition and financing-related expenses	7,088	-	7,264	11
Restructuring charges	-	-	361	1,724
CEO and officer transition costs	161	-	2,592	-
Loss on disposal of intangible asset	-	-	-	2,713
Goodwill impairment	-	-	31,871	-
Other	-	-	-	127
Inventory step-up amortization	1,874	-	1,874	-
M&A integration costs	257	-	257	-
Non-GAAP adjusted operating income	$28,571	$23,293	$101,745	$112,614
GAAP operating margin	6.9%	14.9%	6.8%	16.2%
Non-GAAP adjusted operating margin	18.8%	18.5%	19.5%	20.3%

Adjusted EBITDA RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended		For the Year Ended
	January 2,	December 28,	January 2,	December 28,
	2021	2019	2021	2019
Net income	$5,551	$13,809	$14,218	$60,268
Interest expense, net	4,714	3,164	13,286	15,387
Income tax provision	1,605	3,052	9,829	15,039
Depreciation and amortization	13,890	9,209	39,695	35,215
EBITDA	25,760	29,234	77,028	125,909
Acquisition and financing-related expenses	7,088	-	7,264	11
Restructuring charges	-	-	361	1,724
CEO and officer transition costs	161	-	2,592	-
Goodwill impairment	-	-	31,871	-
Loss on disposal of intangible asset	-	-	-	2,713
Other	-	-	-	127
Inventory step-up amortization	1,874	-	1,874	-
M&A integration costs	257	-	257	-
Change in fair value of contingent consideration	-	(51)	(47)	652
Adjusted EBITDA	$35,140	$29,183	$121,200	$131,136
Adjusted EBITDA margin	23.2%	23.2%	23.2%	23.6%

Balboa Water Group pre-acquisition adjusted EBITDA			22,589
TTM Pro forma adjusted EBITDA			$143,789

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

HELIOS TECHNOLOGIES

Non-GAAP Cash Net Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		For the Year Ended
	January 2,	December 28,	January 2,	December 28,
	2021	2019	2021	2019
Net income	$5,551	$13,809	$14,218	$60,268
Amortization of intangible assets	8,791	4,521	22,114	18,065
Acquisition and financing-related expenses	7,088	-	7,264	11
Restructuring charges	-	-	361	1,724
CEO and officer transition costs	161	-	2,592	-
Goodwill impairment	-	-	31,871	-
Change in fair value of contingent consideration	-	(51)	(47)	652
Loss on disposal of intangible asset	-	-	-	2,713
Other	-	-	-	127
Inventory step-up amortization	1,874	-	1,874	-
M&A integration costs	257	-	257	-
Tax effect of above	(4,543)	(1,118)	(8,604)	(5,823)
Non-GAAP cash net income	$19,179	$17,161	$71,900	$77,737
Non-GAAP cash net income per diluted share	$0.60	$0.54	$2.24	$2.43

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

As of
January 2,
2021
Current portion of long-term non-revolving debt, net	$16,229
Revolving lines of credit	256,224
Long-term non-revolving debt, net	189,932
Total debt	462,385
Less: Cash and cash equivalents	25,216
Net debt	$437,169

Pro forma adjusted EBITDA*	$143,789
Ratio of net debt to TTM pro forma adjusted EBITDA	3.0
*On a pro-forma basis for Balboa Water Group

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP.  Nevertheless, Helios believes that providing non-GAAP information such as adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are important for investors and other readers of Helios’s financial statements, as they are used as analytical indicators by Helios’s management to better understand operating performance.  Because adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are non-GAAP measures and are thus susceptible to varying calculations, adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share, as presented, may not be directly comparable with other similarly titled measures used by other companies.

Helios Technologies Reports Fourth Quarter 2020

March 1, 2021

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods.  When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.